Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in iRobot Corporation’s Annual Report on Form 10-K for the year ended December 29, 2007.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 25, 2008